UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2024

Next Technology Holding Inc.

(formerly known as “WeTrade Group Inc.”)

(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000.

+852-5338 4226

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2024 (the “Execution Date”), Next Technology Holding Inc. (formerly known as WeTrade Group Inc.), a Wyoming corporation (the “Company”), and certain seller (the “Seller”) entered into an Amended and Restated BTC Trading Contract (the “Amended BTC Contract”) to amend and restate that certain BTC Trading Contract, dated September 25, 2023 (the “Initial BTC Contract”), as amended by that certain Amendment Agreement dated May 2, 2024 (the “BTC Contract Amendment”, together with the Initial BTC Contract, the “Original BTC Contract”). The Initial BTC Contract was previously disclosed in a Form 8-K filed by the Company on September 28, 2023, and the BTC Contract Amendment was previously disclosed in a Form 8-K filed by the Company on May 6, 2024.

Under the Initial BTC Contract, the Company was entitled to purchase up to 6,000 bitcoins (“BTC”) from the Seller at a purchase price of US$30,000 per BTC over a 12-month period. Shortly after executing the Initial BTC Contract, the Company acquired 833 BTC pursuant to the Initial BTC Contract. On May 2, 2024, the Company and the Seller entered into the BTC Contract Amendment to finalize the payment terms for the Company’s purchase of an additional 5,000 BTC under the Initial BTC Contract. According to the BTC Contract Amendment, the purchase price for the additional 5,000 BTC would be paid through the issuance of (i) 40,000,000 shares of the Company’s common stock (the “Common Stock”) valued at $3.75 per share and (ii) warrants to purchase 80,000,000 shares of the Common Stock at the exercise price of $2.6 per share.

However, due to market fluctuations in BTC and subsequent discussions between the parties, the Company and the Seller decided not to proceed with the transaction as originally contemplated under the Original BTC Contract, as disclosed in a Form 8-K filed by the Company on June 26, 2024. Instead, they entered into the Amended BTC Contract, which sets forth the updated terms and conditions for the Company to purchase the remaining amount of BTC (i.e., 5,167 BTC) under the Original BTC Contract.

Under the Amended BTC Contract, the Company is entitled to purchase up to 5,167 BTC (the “Total BTC”) from the Seller at a purchase price of US$30,000 per BTC over a 12-month period following the Execution Date. The purchase price for the Total BTC will be paid by the Company in cash or shares of Common Stock. The Amended BTC Contract further specifies that, as consideration for purchasing 5,000 BTC of the Total BTC, the Company has prepaid the Seller $12,125,500 in cash and will pay the remaining balance through issuance of (i) 135,171,078 shares of Common Stock valued at $1.02 per share and (ii) warrants to purchase 294,117,647 shares of Common Stock at a nominal exercise price.

Upon execution of the Amended BTC Contract, the Original BTC Contract shall be deemed amended and restated and superseded and replaced in its entirety by the Amended BTC Contract, and shall be of no further force or effect.

The foregoing description is qualified in its entirety by reference to the full text of the Amended BTC Contract, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

The Company has appointed Transhare Corporation as its transfer agent, effective September 27, 2024. A copy of the Company’s letter to its shareholders is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events

On September 24, 2024, the Company changed its contact email address to contact@nxtttech.com and ir@nxtttech.com.

On September 24, 2024, the Company changed its website domain to www.nxtttech.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Amended and Restated BTC Trading Contract, dated as of September 24, 2024
99.1	Shareholder Letter re: Transfer Agent Change
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Technology Holding Inc.

By:	/s/ Liu Weihong
Name:	Weihong LIU
Title:	Chief Executive Officer

Dated: September 27, 2024

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